   As filed with the Securities and Exchange Commission on September 16, 1999
                            Registration No. 33-95630

                         -----------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                          -----------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                                  MINIMED INC.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                                               95-4408171
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                             12744 San Fernando Road
                            Sylmar, California 91342
                    (Address of Principal Executive Officers)

     1994 Second Amended and Restated Stock Incentive Plan of MiniMed, Inc.
                            (Full Title of the Plan)

                                 ERIC S. KENTOR
                         Senior Vice President , General
                              Counsel and Secretary
                                  MINIMED INC.
                             12744 San Fernando Road
                            Sylmar, California 91342
                     (Name and Address of Agent for Service)

                                 (818) 362-5958
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                           Proposed        Proposed
       Title of                             Maximum         Maximum
      Securities            Amount          Offering       Aggregate       Amount of
        To Be                To Be         Price Per        Offering      Registration
      Registered          Registered        Share(1)         Price            Fee
      ----------          ----------       ---------         -----            ---
Common Stock               3,000,000         $96.25       $288,750,000      $80,273
Preferred Stock
Purchase Rights(2)                                                              --

(1) Based upon on the price of the last sale reported of the Company's Common Stock on the Nasdaq Stock Market's National Market System on September 13, 1999, in accordance with Rule 457(c) and (h).

(2) The Preferred Stock Purchase Rights are issuable with each share of Common Stock registered hereby without separate consideration and, until the occurrence of certain events, trade in tandem with the Common Stock and are evidenced by the same stock certificates.

           The Exhibit Index appears on sequentially numbered page 4.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by MiniMed Inc. (the "Company") under Registration Number 33-95630 with respect to securities offered pursuant to the Company's 1994 Third Amended and Restated Stock Incentive Plan, are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

     Exhibit Number   Description
     --------------   -----------
           4.1        MiniMed Inc. 1994 Third Amended and Restated Stock
                      Incentive Plan

           5.1        Opinion of Counsel

           23.1       Consent of Independent Public Accountant

           23.2       Consent of Counsel (included in Exhibit 5)

           24.1       Power of Attorney (Incorporated by reference to exhibit
                      25.1 to the Registration Statement on Form S-8 filed by the Company on August 9, 1995, registration no. 33-95630).


                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sylmar, state of California on this thirtieth day of August, 1999.

                                            MINIMED INC.

Date: September 14 ,1999                    By: /s/ Alfred E. Mann
                                               ---------------------------------
                                               Alfred E. Mann
                                            Chairman of the Board and Chief
                                            Executive Officer (Principal
                                            Executive Officer)

Date: September 14,1999                     By: /s/ Kevin R. Sayer
                                               ---------------------------------
                                               Kevin R. Sayer
                                            Senior Vice President, Finance
                                            and Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration and statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                        TITLE                               DATE
---------                        -----                               ----
/s/  ALFRED E. MANN              Director, Chairman of the           September 14,1999
----------------------------     Board and Chief Executive
Alfred E. Mann                   Officer (Principal Executive
                                 Officer)

/s/  KEVIN R. SAYER              Senior Vice President,              September 14,1999
----------------------------     Finance and Chief Financial
Kevin R. Sayer                   Officer (Principal Financial
                                 and Accounting Officer)

/s/  DAVID CHERNOF, M.D.*        Director                            September 14,1999
----------------------------
David Chernof, M.D.

/s/  WILLIAM R. GRANT*           Director                            September 14,1999
----------------------------
William R. Grant

/s/  DAVID MACCALLUM*            Director                            September 14,1999
----------------------------
David MacCallum

/s/  THOMAS R. TESTMAN*          Director                            September 14,1999
----------------------------
Thomas R. Testman

* Executed by Alfred E. Mann as attorney-in-fact.

                                  EXHIBIT INDEX

     Exhibit Number   Description
     --------------   -----------
           4.1        MiniMed Inc. 1994 Third Amended and Restated Stock
                      Incentive Plan

           5.1        Opinion of Counsel

           23.1       Consent of Independent Public Accountant

           23.2       Consent of Counsel (included in Exhibit 5)

           24.1       Power of Attorney (Incorporated by reference to exhibit
                      25.1 to the Registration Statement on Form S-8 filed by the Company on August 9, 1995, registration no. 33-95630).
